UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

BLOGGERWAVE, INC.

(Exact Name of Registrant as specified in charter)

Nevada	000-53631	26-3126279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

800 W El Camino Real, Suite 180 Mountain View, CA 94040
(Address of Principal Executive Offices)

(650) 962-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 15, 2011, Bloggerwave, Inc. (the “Company”) issued an aggregate of 5,100,000 shares of itscommon stock, par value $0.001 (the “Common Stock”), to six subscribers pursuant to common stock purchase agreements (each a “Purchase Agreement”) by and between the Company and the respective subscriber.

Such securities were not registered under the Securities Act of 1933, as amended (the “Act”).  These securities qualified for exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act because the issuance of securities by us did not involve a public offering. The offering was not a “public offering,” as defined in Section 4(2), due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to receive share certificates bearing a legend stating that such securities are restricted pursuant to the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Further, no advertising or general solicitation was employed in offering these securities. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers

Effective as of July 27, 2011, Mr. Ulrik Svane Thomsenresigned fromhis position as a member of the Board of Directors (the “Board”) of Bloggerwave, Inc. (the “Company”) and as Chief Executive Officer, President, Chief Financial Officer and Treasurer of the Company. Mr. Thomsen’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies orpractices.  A copy of Mr. Thomsen’s resignation letter is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Effective as of July 27, 2011, Mr. Jacob Lemmekeresigned fromhis position as a member of the Board and as Secretary of the Company. Mr. Lemmeke’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Lemmeke’s resignation letter is attached hereto as Exhibit 99.2 and incorporated herein in its entirety by reference.

 Election of Director

Effective as of July 27, 2011, the Board approved by unanimous written consent the appointment of Mr. Joseph J. Passalaqua as a member of the Board.

Below is a description of Mr. Passalaqua’s relevant business experience:

Joseph J. Passalaqua, age 37, Director

Joseph J. Passalaqua, age 37, was the Secretary and a Director of Datone, Inc., an independent pay phone company located in Liverpool, New York, from August 2000 through February 2010. Prior to that, Mr. Passalaqua, who is a multi-style martial arts athlete who was awarded a black belt in karate in December 1998, began working as a trainer at Sports Karate and Fitness in 1999. He has been a professional instructor since 2003.

Mr. Passalaqua’s experience as an executive and director will provide experienced leadership for the Company.

Mr. Passalaqua is a graduate of Liverpool High School.

Family Relationships

There is no family relationship between Mr. Passalaqua and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1 99.1	Form of Common Stock Purchase Agreement Resignation Letter of Ulrik Svane Thomsen.
99.2	Resignation Letter of Jacob Lemmeke.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOGGERWAVE, INC.

Dated: August 4, 2011	By:	/s/ Joseph J. Passalaqua
Joseph J. Passalaqua
President